EXHIBIT 99.1

                                  E-Z-EM, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2004

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF E-Z-EM, INC. FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 2004. THE 2004 ANNUAL MEETING OF STOCKHOLDERS WILL BE HELD AT THE LONG ISLAND MARRIOTT, 101 JAMES DOOLITTLE BOULEVARD, UNIONDALE, NEW YORK, ON TUESDAY, OCTOBER 26, 2004, AT 10:00 A.M., LOCAL TIME.

         The undersigned, a holder of common stock of E-Z-EM, Inc., hereby appoints Anthony A. Lombardo and Dennis J. Curtin, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES FOR DIRECTOR; FOR THE APPROVAL AND ADOPTION OF THE E-Z-EM, INC. 2004 STOCK AND INCENTIVE AWARD PLAN; AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR.

            IMPORTANT - THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN TODAY.

                             DETACH PROXY CARD HERE
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         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER
DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3.


1. To elect Robert J. Beckman, Paul S. Echenberg and John T. Preston as Class II directors of the Company, each for a term of three years (Proposal No. 1).

[ ] FOR            [ ]      WITHHOLD AUTHORITY        Authority withheld for
                                                      the following nominee(s)
                                                      only: (Write the name(s)
                                                      of such nominee(s) in the
                                                      space provided below)

                                                      ____________________


2. To approve the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan (Proposal No. 2).

[ ] FOR                     [ ]  AGAINST                         [ ]  ABSTAIN


3. To ratify the appointment of Grant Thornton LLP as the independent auditors of E-Z-EM, Inc. for the fiscal year ending May 28, 2005 (Proposal No. 3).

[ ] FOR                     [ ]  AGAINST                         [ ]  ABSTAIN



         PLEASE MARK, DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN EXECUTOR, CORPORATE OFFICER OR IN ANY OTHER REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.


                                  Dated:  _____________________, 2004


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                                  SIGNATURE(S)